Exhibit 99

Oriental Financial Group Reports Third Quarter 2012 Results

SAN JUAN, Puerto Rico, October 24, 2012 – Oriental Financial Group Inc. (NYSE: OFG) today announced results for the third quarter ended September 30, 2012.

3Q12 Financial Summary

•	Income per common share (diluted) of $0.35 increased 2.9% from $0.34 in the preceding 2012 quarter and was $0.35 in the year ago quarter.

•	Income available to common shareholders of $14.7 million increased 7.0% from the preceding 2012 quarter and declined 5.5% from the year ago quarter.

•

Results included $1.8 million in dividends declared during third quarter 2012 on the $84 million convertible preferred stock issued earlier in the quarter. The capital raise was related to the acquisition of BBVA’s Puerto Rico operations (BBVA PR), which is anticipated to close in the fourth quarter of 2012.

•	Book value per common share of $15.40 at September 30, 2012 compared to $15.39 at June 30, 2012 and $15.05 at September 30, 2011.

•	Cash dividend per common share of $0.06 was 20% greater than in the year ago quarter.

CEO Comment

“During the quarter, we posted improvements in almost every key area, including higher interest income from loans and securities, increased loan production, lower cost of funds, and stronger credit quality,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board.

“At the same time, we continued to prepare for the BBVA PR acquisition, in order to create a market leading bank that is strongly capitalized, locally controlled and totally focused on Puerto Rico. In addition to raising capital through the issuance of preferred stock, we took advantage of market conditions later in the quarter to initiate our previously announced deleveraging plan ahead of schedule, by selling $532.4 million of our investment securities and cancelling $400 million of our repurchase agreement funding. In addition, we have been working closely with BBVA PR’s highly experienced management and staff to ensure a smooth transition for both our teams.

“In sum, we are continuing to move in the right direction for achieving our goals for 2012 and beyond. With the local economy showing signs of stabilization, the investments made to expand our banking capabilities, our proactive risk management practices, and the changeover in our financial model, we have transformed Oriental into a growth oriented franchise with a strong capital position. Complementary to growing our banking business, our planned acquisition of BBVA PR continues to remain on target for closing before the year end, subject to customary regulatory approvals.”

Page 1of 5

Over the past year, Oriental has sold securities to lock in gains, deleveraged its balance sheet, reduced wholesale funding costs, and built up its cash position, putting the Company in a favorable position to move forward once it receives the regulatory approvals for the $500 million cash BBVA PR acquisition. Registration statements for the sale of common and preferred shares to raise an additional $66 million in related capital have been filed with the SEC. Once each is effective, the sale of the securities is expected to get underway immediately.

3Q12 Income Statement Analysis

All comparisons are to the preceding quarter unless otherwise noted

•	Net interest income (after provision for loan and lease losses) increased 30.8% to $36.4 million.

•

Interest income increased 8.1%, to $65.7 million. Income from non-covered loans increased 4.3%, to $18.0 million, due to growth in all major categories, but especially residential mortgage and commercial loans. Income from covered loans (the former Eurobank loans) increased 9.5%, to $22.3 million, due to improved cash flows and credit performance. Income from investment securities increased 9.5%, to $25.4 million, due to reduced premium amortization on mortgage backed securities (MBS). This was partly a result of Oriental’s strategy, executed during the first half of the year, of selling MBS subject to higher prepayment speeds.

•	Loans generated 61% of total interest income, up from 49% in the year ago quarter, underscoring Oriental’s emphasis on increased banking activity.

•

Interest expense fell 8.0%, to $25.5 million. This reflects a decline of 8.2%, to $7.3 million, in the cost of deposits, as average rates paid fell to 1.32% from 1.42%, primarily due to a reduction in rates in line with local market conditions for both retail and wholesale deposits. Reflecting another of Oriental’s strategies, interest expense on borrowings fell 8.0%, to $18.2 million, as did their cost, to 2.17% from 2.34%.

•

Net Interest Margin (NIM) was 2.77% versus 2.28% in the second quarter of 2012 and 2.55% for the first nine months of 2012, based on lower premium amortization on MBS, the reduction in the cost of funds, and the increasing proportion of loans vs. securities in the asset mix. Oriental’s NIM target range for 2012 remains 2.50%-2.60%, as projected earlier this year.

•

Total banking and wealth management revenues were approximately level at $11.3 million. These operations, including mortgage banking activities, performed generally in line with plans. Total assets under management increased 2.4%, to a record $4.6 billion, from June 30, 2012 to September 30, 2012.

•	Non-core, non-interest income of $2.4 million compared to $5.5 million in the preceding quarter. Third quarter 2012 results primarily reflected:

¡

$35.0 million from the gain on sale of securities and derivative activities, partially offset by an early extinguishment cost of $24.3 million on $400.0 million of related repurchase agreement funding; and

¡

$8.1 million in amortization of FDIC shared-loss indemnification asset, compared to $5.6 million in the preceding quarter. The increase is primarily due to an improvement in revised cash flow projections of certain former Eurobank loan pools in 2011.

•

Non-interest expenses were $30.4 million compared to $28.7 million in the second quarter of 2012. Costs associated with the BBVA PR acquisition were approximately $1.5 million in the third quarter of 2012 and $0.4 million in the preceding quarter. The second quarter also included approximately $1.0 million in tax credits. Excluding these items from both periods, third quarter non-interest expenses were lower than in the preceding quarter.

September 30, 2012 Balance Sheet Analysis

All comparisons are to June 30, 2012 unless otherwise noted

•

Cash and cash equivalents (including securities purchased under agreements to resell) increased 13.9%, to $785.5 million, including net proceeds from the July 3, 2012 preferred stock issuance, repayments on MBS and the net gain on the sale of securities.

•

Total investments of $3.2 billion declined 10.7%, reflecting the previously noted sale of MBS. The investment portfolio is now down 22.9% year over year as Oriental has transformed its balance sheet in line with its deleveraging and emphasis on increased banking activity.

•

Loans receivable not covered under shared loss agreements with the FDIC, net, increased modestly, to $1.2 billion, reflecting increases of 5.2% in commercial loans, 12.5% in auto leasing, and 10.2% in consumer loans, and a 2.1% decline in residential mortgages as they continue to pay down. Oriental typically sells more than 90% of its monthly residential mortgage production into the secondary market.

•

Loan production increased 10.4%, to $106.4 million, reflecting increases of 22.9% in commercial loans, 44.9% in auto leasing, and 24.1% in consumer loans. Year to date, production of commercial loans totaled $134.8 million, up 46%.

•	Total covered loans, net, of $413.6 million declined 7.6% as they continue to pay down in line with current projections.

•	Retail deposits of $2.0 billion remained approximately level, while wholesale deposits of $214.9 million declined 7.2% as Oriental continued to allow short-term brokered CDs to mature.

•

Borrowings of $3.0 billion declined 11.9%, reflecting the previously mentioned extinguishment of repurchase agreement funding. Borrowings are now down 21.3% year over year due to Oriental’s deleveraging and emphasis on increased banking activity.

•	Stockholders’ equity of $771.7 million increased 11.5%. The increase primarily reflects the previously mentioned issuance of preferred stock, and the increase in retained earnings.

Other 3Q12 Highlights

All comparisons are to the preceding quarter or June 30, 2012 unless otherwise noted

•

Positive trends continued concerning the credit quality of non-covered assets. Non-performing assets declined 2.0%, to $136.9 million. Net credit losses declined 49.9%, to $1.9 million. The allowance for loan and lease losses increased 4.6%, to $39.1 million. Provision for loan and lease losses declined 5.3%, to $3.2 million. Total delinquency loans (30 days and over past due) also declined.

•

The credit quality of covered assets (the former Eurobank loans) also showed positive trends. Provision for loan and lease losses was $0.2 million, a decline of $1.2 million, reflecting the results of quarterly revisions to the expected cash flows based on recent experiences of certain pools of loans.

•

Oriental maintains regulatory capital ratios well above the requirements for a well-capitalized institution. At September 30, 2012, the Leverage Capital Ratio was 10.91%, Tier-1 Risk-Based Capital Ratio was 36.52%, and Total Risk-Based Capital Ratio was 37.81%.

Conference Call

A conference call to discuss Oriental’s results, outlook and related matters will be held Thursday, October 25, 2012, at 9:00 AM Eastern and Puerto Rico Time. The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Full Financial Tables

Full financial tables for the third quarter of 2012 can be found on the Webcasts, Presentations & Other Files page, under the News & Presentations page, on Oriental’s Investor Relations website at www.orientalfg.com.

About Oriental Financial Group

Oriental Financial Group Inc. is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations, principally through its two subsidiaries, Oriental Bank and Trust and Oriental Financial Services. Now in its 48th year in business, Oriental provides a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 28 financial centers. Investor information about Oriental can be found at www.orientalfg.com.

Non-GAAP Financial Measures

From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax pre-provision operating income basis (defined as net interest income, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table). Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax pre-provision operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.

Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.

Forward-Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the ability to receive and timing of necessary regulatory approvals and the ability to raise the necessary capital to consummate the acquisition of BBVA’s Puerto Rico operations, (ii) difficulties in integrating BBVA’s Puerto Rico operations into Oriental’s operations; (iii) the amounts by which our assumptions related to the acquisition, including future financing, fail to approximate actual results; (iv) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (v) changes in interest rates, as well as the magnitude of such changes; (vi) the fiscal and monetary policies of the federal government and its agencies; (vii) changes in federal bank regulatory and supervisory policies, including required levels of capital; (viii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (ix) the performance of the stock and bond markets; (x) competition in the financial services industry; (xi) possible legislative, tax or regulatory changes; and (xii) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2011, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

Contacts:

Puerto Rico: Alexandra Lopez (allopez@orientalfg.com), Oriental Financial Group Inc., (787) 522-6970

U.S.: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	QUARTER ENDED				YEAR TO DATE
	30-Sep-12	30-Sep-11%		30-Jun-12	30-Sep-12	30-Sep-11%
SUMMARY OF OPERATIONS (Dollars in thousands):
Interest Income:
Loans
Loans not covered under shared-loss agreements with the FDIC
Mortgage	$12,164	$12,105	0.5%	$11,783	$36,645	$36,604	0.1%
Commercial	4,313	3,612	19.4%	4,054	12,463	10,616	17.4%
Consumer	869	977	-11.1%	815	2,465	2,847	-13.4%
Leasing	617	467	32.1%	570	1,735	1,028	68.8%

Total loans not covered	17,963	17,161	4.7%	17,222	53,308	51,095	4.3%
Loans covered under shared-loss agreements with the FDIC	22,284	18,222	22.3%	20,342	64,167	45,507	41.0%

Total interest income from loans	40,247	35,383	13.7%	37,564	117,475	96,602	21.6%
Mortgage-backed securities	24,310	33,515	-27.5%	22,011	74,647	128,275	-41.8%
Investment securities	716	2,366	-69.7%	831	3,071	6,103	-49.7%
Short term investments	413	272	51.8%	381	1,200	792	51.5%

Total interest income	65,686	71,536	-8.2%	60,787	196,393	231,772	-15.3%

Interest Expense:
Deposits
Retail	6,249	8,873	-29.6%	6,623	20,495	28,187	-27.3%
Institutional	228	1,024	-77.7%	411	1,098	2,846	-61.4%
Wholesale	831	1,595	-47.9%	930	2,925	4,288	-31.8%

Total deposits	7,308	11,492	-36.4%	7,964	24,518	35,321	-30.6%
Securities sold under agreements to repurchase	15,344	23,206	-33.9%	16,500	49,414	70,878	-30.3%
Advances from FHLB and other borrowings	2,508	3,042	-17.6%	2,926	8,438	9,036	-6.6%
FDIC-guaranteed term notes	—	1,021	-100.0%	—	909	3,063	-70.3%
Subordinated capital notes	323	305	5.9%	321	972	916	6.1%

Total interest expense	25,483	39,066	-34.8%	27,711	84,251	119,214	-29.3%

Net interest income	40,203	32,470	23.8%	33,076	112,142	112,558	-0.4%
Provision for non-covered loan and lease losses	3,600	3,800	-5.3%	3,800	10,400	11,400	-8.8%
Provision for (recapture of) covered loan and lease losses, net	221	(1,936)	111.4%	1,467	8,845	(1,387)	737.7%

Total provision for loan and lease losses, net	3,821	1,864	105.0%	5,267	19,245	10,013	92.2%

Net interest income after provision for loan and lease losses	36,382	30,606	18.9%	27,809	92,897	102,545	-9.4%

Non-Interest Income (Loss):
Wealth management revenues	6,042	5,387	12.2%	5,903	17,835	14,644	21.8%
Banking service revenues	3,006	2,969	1.2%	3,145	9,231	9,496	-2.8%
Mortgage banking activities	2,204	2,758	-20.1%	2,436	7,142	7,017	1.8%

Total banking and wealth management revenues	11,252	11,114	1.2%	11,484	34,208	31,157	9.8%

Net amortization of FDIC shared-loss indemnification asset	(8,096)	(2,422)	-234.3%	(5,583)	(18,505)	(191)	-9588.5%
Net gain (loss) on:
Sales of securities and derivative activities	35,039	13,276	163.9%	11,872	54,262	14,710	268.9%
Foreclosed real estate	(1,209)	(199)	-507.5%	(886)	(2,493)	(334)	-646.4%
Early extinguishment of repurchase agreements	(24,312)	(4,790)	-407.6%	-	(24,312)	(4,790)	-407.6%
Other	978	(14)	7085.7%	63	208	148	40.5%

Total non-interest income, net	13,652	16,965	-19.5%	16,950	43,368	40,700	6.6%

Non-Interest Expenses:
Compensation and employee benefits	11,323	11,593	-2.3%	11,184	32,873	34,511	-4.7%
Professional and service fees	5,779	5,308	8.9%	5,144	16,221	16,506	-1.7%
Occupancy and equipment	4,169	4,369	-4.6%	4,270	12,624	12,988	-2.8%
Insurance	1,594	1,302	22.4%	1,442	4,856	4,933	-1.6%
Electronic banking charges	1,415	1,375	2.9%	1,609	4,581	3,984	15.0%
Taxes, other than payroll and income taxes	1,091	1,184	-7.9%	(107)	2,158	3,422	-36.9%
Advertising, business promotion, and strategic initiatives	1,594	1,686	-5.5%	1,564	4,006	4,386	-8.7%
Loan servicing and clearing expenses	607	975	-37.7%	955	2,530	3,072	-17.6%
Foreclosure, repossession and other real estate expenses	1,060	606	74.9%	936	2,745	1,659	65.5%
Communication	419	391	7.2%	415	1,246	1,212	2.8%
Director and investor relations	158	352	-55.1%	342	809	977	-17.2%
Printing, postage, stationery and supplies	299	292	2.4%	322	929	937	-0.9%
Other	871	770	13.1%	668	2,428	2,661	-8.8%

Total non-interest expenses	30,379	30,203	0.6%	28,744	88,006	91,248	-3.6%

Income before income taxes	19,655	17,368	13.2%	16,015	48,259	51,997	-7.2%
Income tax expense	1,894	580	226.6%	1,057	4,888	5,661	-13.7%

Net income	17,761	16,788	5.8%	14,958	43,371	46,336	-6.4%
Less: dividends on preferred stock	(3,039)	(1,201)	-153.0%	(1,200)	(5,440)	(3,602)	-51.0%

Income available to common shareholders	$14,722	$15,587	-5.5%	$13,758	$37,931	$42,734	-11.2%

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	QUARTER ENDED				YEAR TO DATE
	30-Sep-12	30-Sep-11%		30-Jun-12	30-Sep-12	30-Sep-11%
(Dollars in thousands, except per share data)

PRE-TAX PRE-PROVISION OPERATING INCOME
Net interest income	$40,203	$32,470	23.8%	$33,076	$112,142	$112,558	-0.4%
Core non-interest income:
Wealth management revenues	6,042	5,387	12.2%	5,903	17,835	14,644	21.8%
Banking service revenues	3,006	2,969	1.2%	3,145	9,231	9,496	-2.8%
Mortgage banking activities	2,204	2,758	-20.1%	2,436	7,142	7,017	1.8%

Total core non-interest income	11,252	11,114	1.2%	11,484	34,208	31,157	9.8%
Non-interest expenses	(30,379)	(30,203)	-0.6%	(28,744)	(88,006)	(91,248)	3.6%

Total pre-tax pre-provision operating income	$21,076	$13,381	57.5%	$15,816	$58,344	$52,467	11.2%

INCOME PER COMMON SHARE
Basic	$0.36	$0.35	2.1%	$0.34	$0.93	$0.95	-2.1%

Diluted	$0.35	$0.35	-2.3%	$0.34	$0.92	$0.95	-3.0%

COMMON STOCK DATA
Average common shares outstanding	40,738	44,015	-7.4%	40,703	40,828	45,050	-9.4%
Average potential common shares-options	102	90	13.3%	105	109	91	19.8%
Average potential common shares-convertible preferred stocks	7,138	—	100.0%	—	2,379	—	100.0%

Average common shares outstanding and equivalents	47,978	44,105	8.8%	40,808	43,316	45,141	-4.0%

Cash dividends per share of common stock	$0.06	$0.05	20.0%	$0.06	$0.18	$0.15	20.0%

Cash dividends declared on common shares	$2,445	$2,202	11.0%	$2,444	$7,332	$6,677	9.8%

Pay-out ratio	17.39%	14.16%	22.8%	17.80%	19.60%	16.02%	22.3%

SELECTED FINANCIAL DATA
PERFORMANCE RATIOS:
Return on average assets	1.11%	0.95%	16.7%	0.93%	0.89%	0.86%	4.0%

Return on average common equity	9.27%	9.41%	-1.5%	8.73%	8.01%	8.65%	-7.3%

Equity-to-assets ratio	12.75%	10.36%	23.0%	10.86%	12.75%	10.36%	23.0%

Efficiency ratio	59.04%	69.30%	-14.8%	64.51%	60.13%	63.49%	-5.3%

Expense ratio	1.32%	1.19%	10.6%	1.19%	1.22%	1.23%	-0.9%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.52%	4.46%	1.5%	4.20%	4.46%	4.76%	-6.3%
Tax equivalent adjustment	1.24%	0.84%	47.6%	0.90%	1.07%	0.91%	17.6%

Interest-earning assets - tax equivalent	5.76%	5.30%	8.8%	5.10%	5.53%	5.67%	-2.5%
Interest-bearing liabilities	1.83%	2.49%	-26.4%	1.97%	1.98%	2.49%	-20.5%

Tax equivalent interest rate spread	3.93%	2.81%	39.9%	3.13%	3.55%	3.18%	11.6%

Tax equivalent interest rate margin	4.01%	2.87%	39.7%	3.19%	3.61%	3.22%	12.1%

NORMAL SPREAD
Investments	2.44%	3.08%	-20.8%	2.25%	2.50%	3.79%	-34.0%
Loans
Loans not covered under shared-loss agreements with the FDIC	5.98%	5.81%	3.0%	5.73%	5.92%	5.82%	1.7%
Loans covered under shared-loss agreements with the FDIC	20.38%	13.73%	48.5%	17.75%	18.50%	10.61%	74.4%

	9.83%	8.27%	18.8%	9.05%	9.42%	7.39%	27.5%

Interest-earning assets	4.52%	4.46%	1.5%	4.20%	4.46%	4.76%	-6.3%

Deposits
Retail deposits	1.25%	1.77%	-29.20%	1.34%	1.37%	1.84%	-25.54%

Wholesale deposits	1.94%	2.49%	-22.01%	2.04%	1.92%	2.06%	-6.80%

	1.32%	1.90%	-30.47%	1.42%	1.44%	1.88%	-23.40%

Borrowings
Securities sold under agreements to repurchase	2.03%	2.72%	-25.5%	2.16%	2.16%	2.74%	-21.2%
Advances from FHLB and other borrowings	3.51%	4.24%	-17.3%	4.09%	3.95%	4.26%	-7.3%
FDIC-guaranteed term notes	—	3.85%	—	—	4.11%	3.86%	6.5%
Subordinated capital notes	3.58%	3.38%	5.9%	3.56%	3.59%	3.38%	6.2%

	2.17%	2.87%	-24.4%	2.34%	2.34%	2.89%	-19.0%

Interest-bearing liabilities	1.83%	2.49%	-26.4%	1.97%	1.98%	2.49%	-20.5%

Interest rate spread	2.69%	1.97%	36.7%	2.23%	2.48%	2.27%	9.3%

Interest rate margin	2.77%	2.03%	36.4%	2.28%	2.55%	2.31%	10.4%

AVERAGE BALANCES
Investments	$4,168,869	$4,698,579	-11.3%	$4,135,722	$4,206,975	$4,751,948	-11.5%
Loans	1,637,927	1,711,331	-4.3%	1,660,127	1,663,040	1,743,260	-4.6%

Interest-earning assets	$5,806,796	$6,409,910	-9.4%	$5,795,849	$5,870,015	$6,495,208	-9.6%

Deposits	$2,212,831	$2,423,754	-8.7%	$2,246,170	$2,272,537	$2,501,491	-9.2%
Borrowings	3,349,251	3,840,176	-12.8%	3,380,086	3,397,964	3,870,020	-12.2%

Interest-bearing liabilities	$5,562,082	$6,263,930	-11.2%	$5,626,256	$5,670,500	$6,371,511	-11.0%

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	AS OF
	30-Sep-12	30-Sep-11%		30-Jun-12	31-Dec-11
(Dollars in thousands)

BALANCE SHEET
Cash and cash equivalents	$515,495	$507,816	1.5%	$464,579	$591,487

Securities purchased under agreements to resell	270,000	165,000	63.6%	225,000	—

Investments:
Trading securities	1,514	346	337.6%	214	180
Investment securities available-for-sale, at fair value, with amortized cost of $2,228,629 (September 30, 2011 - $3,154,057, June 30, 2012 - $2,536,772, December 31, 2011 - $2,873,682)
FNMA and FHLMC certificates	1,599,629	2,834,978	-43.6%	2,134,466	2,676,780
CMO’s issued by US Government sponsored agencies	195,105	232,131	-16.0%	206,797	130,045
US Treasury Securities	387,994	—	100.0%	154,998	—
Obligations of US Government sponsored agencies	25,135	—	100.0%	28,791	—
Structured credit investments	29,002	40,976	-29.2%	27,280	37,288
GNMA certificates	18,732	31,367	-40.3%	22,491	28,337
Obligations of Puerto Rico Government and political subdivisions	22,354	71,277	-68.6%	22,352	71,458
Other debt securities	15,599	16,243	-4.0%	15,664	16,004

Total investment securities available-for-sale	2,293,550	3,226,972	-28.9%	2,612,839	2,959,912

Investment securities held-to-maturity, at amortized cost, with fair value of $874,921 (September 30, 2011 - $854,633, June 30, 2012 - $925,266, December 31, 2011 - $904,556)
FNMA and FHLMC certificates	722,823	837,920	-13.7%	778,903	884,026
CMO’s issued by US Government sponsored agencies	112,261	—	100.0%	116,597	—

Total investment securities held-to-maturity	835,084	837,920	-0.3%	895,500	884,026

Federal Home Loan Bank (FHLB) stock, at cost	22,865	23,779	-3.8%	22,868	23,779
Other investments	69	75	-8.0%	69	73

Total investments	3,153,082	4,089,092	-22.9%	3,531,490	3,867,970

Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	770,979	837,164	-7.9%	787,359	819,651
Commercial	338,364	270,633	25.0%	321,684	301,573
Leasing	33,772	21,283	58.7%	30,024	25,768
Consumer	44,399	34,797	27.6%	40,282	37,541

Total loans receivable not covered under shared-loss agreements with the FDIC, gross	1,187,514	1,163,877	2.0%	1,179,349	1,184,533
Less: Deferred loan fees, net	(3,875)	(4,683)	17.3%	(4,029)	(4,545)

Total loans receivable not covered under shared-loss agreements with the FDIC	1,183,639	1,159,194	2.1%	1,175,320	1,179,988
Allowance for loan and lease losses on non-covered loans	(39,120)	(35,869)	-9.1%	(37,402)	(37,010)

Loans receivable, net	1,144,519	1,123,325	1.9%	1,137,918	1,142,978
Mortgage loans held for sale	38,211	33,619	13.7%	34,718	26,939

Total loans not covered under shared-loss agreements with the FDIC, net	1,182,730	1,156,944	2.2%	1,172,636	1,169,917
Loans covered under shared-loss agreements with the FDIC:
Loans secured by 1-4 family residential properties	138,138	143,861	-4.0%	139,237	140,824
Construction and development secured by 1-4 family residential properties	7,933	16,044	-50.6%	19,130	16,976
Commercial and other construction	301,383	341,388	-11.7%	317,534	325,832
Leasing	12,140	45,598	-73.4%	18,655	36,122
Consumer	10,859	14,839	-26.8%	11,792	13,778

Loans covered under shared-loss agreements with the FDIC	470,453	561,730	-16.2%	506,348	533,532
Allowance for loan and lease losses on covered loans	(56,865)	(37,240)	-52.7%	(58,628)	(37,256)

Loans covered under shared-loss agreements with the FDIC, net	413,588	524,490	-21.1%	447,720	496,276

Total loans, net	1,596,318	1,681,434	-5.1%	1,620,356	1,666,193
FDIC shared-loss indemnification asset	328,573	392,096	-16.2%	359,767	392,367
Foreclosed real estate covered under shared-loss agreements with the FDIC	21,635	16,319	32.6%	13,910	13,867
Foreclosed real estate not covered under shared-loss agreements with the FDIC	17,765	14,675	21.1%	17,721	13,812
Other repossessed assets covered under shared-loss agreements with the FDIC	396	1,690	-76.6%	565	708
Core deposit intangible	1,079	1,221	-11.6%	1,114	1,185
Accrued interest receivable	14,935	24,246	-38.4%	17,258	20,182
Deferred tax asset, net	35,912	33,102	8.5%	35,887	32,023
Prepaid FDIC Insurance	7,705	12,882	-40.2%	8,986	11,599
Premises and equipment, net	19,268	22,498	-14.4%	20,090	21,520
Other prepaid expenses	11,047	10,477	5.4%	11,762	6,498
Servicing asset	10,642	10,014	6.3%	10,776	10,454
Servicing advance	9,041	9,521	-5.0%	7,717	13,990
Tax credits	1,303	2,605	-50.0%	1,303	1,303
Debt issuance costs	822	1,375	-40.2%	751	1,067
Goodwill	2,701	2,701	0.0%	2,701	2,701
Investment in statutory trust	1,086	1,086	0.0%	1,086	1,086
Derivative assets	18,495	6,707	175.8%	11,367	9,317
Accounts receivable and other assets	13,905	16,738	-16.9%	11,462	14,346

Total assets	$6,051,205	$7,023,295	-13.8%	$6,375,648	$6,693,675

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	AS OF
	30-Sep-12	30-Sep-11%		30-Jun-12	31-Dec-11
(Dollars in thousands)

Deposits:
Non-interest bearing demand deposits	$197,664	$189,434	4.3%	$188,328	$192,256
Interest-bearing savings and demand deposits	1,101,701	1,100,845	0.1%	1,104,443	1,081,450
Individual retirement accounts	369,680	356,951	3.6%	368,050	361,410
Retail certificates of deposit	330,392	388,179	-14.9%	330,597	375,890

Total Retail Deposits	1,999,437	2,035,409	-1.8%	1,991,418	2,011,006
Institutional deposits	73,657	184,022	-60.0%	85,376	168,301
Brokered Deposits	141,273	205,551	-31.3%	146,148	255,878

Total deposits	2,214,367	2,424,982	-8.7%	2,222,942	2,435,185

Borrowings:
Securities sold under agreements to repurchase	2,652,366	3,356,322	-21.0%	3,053,865	3,056,238
Advances from FHLB and other borrowings	285,395	281,753	1.3%	286,653	281,753
FDIC-guaranteed term notes	—	105,112	-100.0%	—	105,834
Subordinated capital notes	36,083	36,083	0.0%	36,083	36,083

Total borrowings	2,973,844	3,779,270	-21.3%	3,376,601	3,479,908

Total interest-bearing liabilities	5,188,211	6,204,252	-16.4%	5,599,543	5,915,093

Derivative liabilities	58,269	48,146	21.0%	56,217	47,425
Accrued expenses and other liabilities	33,038	42,981	-23.1%	27,686	35,602

Total liabilities	5,279,518	6,295,379	-16.1%	5,683,446	5,998,120

Preferred stock	152,000	68,000	123.5%	68,000	68,000
Common stock	47,842	47,808	0.1%	47,842	47,809
Additional paid-in capital	495,155	498,875	-0.7%	499,852	499,096
Legal surplus	54,407	51,274	6.1%	52,668	50,178
Retained earnings	94,520	82,616	14.4%	83,982	68,149
Treasury stock, at cost	(81,300)	(45,376)	-79.2%	(81,403)	(74,808)
Accumulated other comprehensive income, net	9,063	24,719	-63.3%	21,261	37,131

Total stockholders’ equity	771,687	727,916	6.0%	692,202	695,555

Total liabilities and stockholders’ equity	$6,051,205	$7,023,295	-13.8%	$6,375,648	$6,693,675

SELECTED FINANCIAL DATA
Common shares outstanding at end of period	40,746	44,015	-7.4%	40,731	41,245

Common shares outstanding at end of period assuming that convertible preferred shares were converted at September 30, 2012	47,884

Book value per common share	$15.40	$15.05	2.3%	$15.39	$15.28

Book value per common share assuming that convertible preferred shares were converted at September 30, 2012	$14.75

Tangible book value per common share	$15.30	$14.96	2.3%	$15.30	$15.19

Trust assets managed	$2,449,718	$2,193,425	11.7%	$2,412,785	$2,216,088
Broker-dealer assets gathered	2,167,379	1,791,408	21.0%	2,097,095	1,926,147

Total assets managed	$4,617,097	$3,984,833	15.9%	$4,509,880	$4,142,235

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	AS OF
	30-Sep-12	30-Sep-11%		30-Jun-12	31-Dec-11
CAPITAL DATA
Leverage capital ratio	10.91%	10.12%	7.8%	10.75%	9.65%
Leverage capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 capital	$687,436	$705,939	-2.6%	$674,804	$661,614
Tier 1 capital required	$252,145	$279,070	-9.6%	$251,187	$274,230
Excess over regulatory requirement	$435,291	$426,869	2.0%	$423,617	$387,384

Tier 1 risk-based capital ratio	36.52%	32.21%	13.4%	34.10%	31.84%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 risk-based capital	$687,436	$705,939	-2.6%	$674,804	$661,614
Tier 1 risk-based capital required	$75,301	$87,664	-14.1%	$79,166	$83,110
Excess over regulatory requirement	$612,135	$618,275	-1.0%	$595,638	$578,504
Risk-weighted assets	$1,882,534	$2,191,601	-14.1%	$1,979,158	$2,077,742

Total risk-based capital ratio	37.81%	33.49%	12.9%	35.39%	33.12%
Total risk-based capital ratio required	8.00%	8.00%		8.00%	8.00%
Actual total risk-based capital	$711,870	$733,905	-3.0%	$700,431	$688,188
Total risk-based capital required	$150,603	$175,328	-14.1%	$158,333	$166,219
Excess over regulatory requirement	$561,267	$558,577	0.5%	$542,098	$521,969
Risk-weighted assets	$1,882,534	$2,191,601	-14.1%	$1,979,158	$2,077,742

Tangible common equity to total assets	10.30%	9.03%	14.1%	9.77%	9.36%
Tangible common equity to total risk-weighted assets	33.12%	28.93%	14.5%	31.48%	30.14%
Total equity to total assets	12.75%	10.36%	23.1%	10.86%	10.39%
Total equity to risk-weighted assets	40.99%	33.21%	23.4%	34.97%	33.48%

Tier 1 common equity to risk-weighted assets	31.19%	27.63%	12.9%	29.03%	27.01%
Tier 1 common equity	$587,098	$605,600	-3.1%	$574,466	$561,275

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	QUARTER ENDED				YEAR TO DATE
(Dollars in thousands)	30-Sep-12	30-Sep-11%		30-Jun-12	30-Sep-12	30-Sep-11%

Loan Production and Purchases Summary:
Mortgage loans production	$46,985	$52,699	-10.8%	$48,909	$140,925	$157,805	-10.7%
Mortgage loans purchased	—	—	0.0%	—	—	7,395	-100.0%

Total mortgage	46,985	52,699	-10.8%	48,909	140,925	165,200	-14.7%

Commercial	43,572	30,037	45.1%	35,461	134,785	92,319	46.0%
Leasing	6,301	5,582	12.9%	4,350	15,215	16,123	-5.6%
Consumer	9,528	5,734	66.2%	7,676	22,376	15,040	48.8%

Total loan production and purchases	$106,386	$94,052	13.1%	$96,396	$313,301	$288,682	8.5%

CREDIT DATA
Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$1,621	$1,391	16.5%	$1,948	$4,490	$4,435	1.2%
Commercial	37	385	-90.4%	1,687	3,294	1,370	140.4%
Consumer	152	305	-50.2%	127	410	986	-58.4%
Leasing	72	80	-10.0%	(4)	95	170	-44.1%

Total net credit losses	$1,882	$2,161	-12.9%	$3,758	$8,289	$6,961	19.1%

Net credit losses to average loans outstanding	0.63%	0.73%	-14.3%	1.25%	0.92%	0.79%	16.2%

	AS OF
	30-Sep-12	30-Sep-11%		30-Jun-12	31-Dec-11
Allowance for loan and lease losses on non-covered loans	$39,120	$35,869	9.1%	$37,402	$37,010

Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under shared-loss agreements with the FDIC)	3.29%	3.08%	6.9%	3.17%	3.12%

Allowance for loan and lease losses to non-performing loans	33.20%	27.08%	22.6%	31.03%	27.46%

Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage	$87,896	$94,520	-7.0%	$90,302	$97,340
Commercial	29,649	37,471	-20.9%	29,888	36,988
Consumer	276	334	-17.4%	281	334
Leasing	11	119	-90.8%	77	102

Non-performing loans	117,832	132,444	-11.0%	120,548	134,764
Foreclosed properties	17,765	14,675	21.1%	17,721	13,812
Other repossessed assets	97	134	-27.6%	51	—
Mortgage loans held for sale in non-accrual	1,247	1,457	-14.4%	1,418	1,223

Non-performing assets	$136,941	$148,710	-7.9%	$139,738	$149,799

Non-performing loans to:
Total loans, excluding covered loans	9.96%	11.43%	-12.9%	10.26%	11.42%

Total assets, excluding covered assets	2.10%	2.04%	2.9%	2.04%	2.18%

Total capital	15.27%	18.19%	-16.1%	17.42%	19.38%

Non-performing assets to total assets, excluding covered assets	2.44%	2.29%	6.6%	2.36%	2.42%

Non-performing assets to total capital	17.75%	20.43%	-13.1%	20.19%	21.54%

Loans past due (excluding loans covered under shared-loss agreements with the FDIC):
Early delinquency (30-89 days past due)
Mortgage	$35,285	$39,881	-11.5%	$33,703	$37,435
Commercial	1,916	12,398	-84.5%	3,609	4,537
Consumer	624	932	-33.0%	453	783
Leasing	688	202	240.6%	554	339

	$38,513	$53,413	-27.9%	$38,319	$43,094

Total delinquency (30 days and over past due)
Mortgage	$123,181	$134,401	-8.3%	$124,004	$134,775
Commercial	20,109	32,249	-37.6%	20,992	32,894
Consumer	900	1,266	-28.9%	737	1,117
Leasing	699	321	117.8%	630	441

	$144,889	$168,237	-13.9%	$146,363	$169,227